IntelGenx Reports Record Third Quarter 2015 Financial Results

Saint Laurent, Quebec, November 3, 2015 - IntelGenx Technologies Corp. (TSX-V: IGX) (OTCQX: IGXT) (the “Company” or “IntelGenx”) today reported financial results for the three and nine month periods ended September 30, 2015. All amounts are in U.S. Dollars unless otherwise stated.

2015 Third Quarter Financial Highlights:

  Revenues reached $2.38 million, an increase of 427% over the same period last year
  Net income was $1.35 million, compared to a net loss of $0.43 million over the same period last year
  Adjusted EBITDA was $1.39 million, compared to a negative $0.41 million over the same period last year
  Cash and cash equivalents totaled $2.26 million as at September 30, 2015

2015 Nine Month Financial Highlights:

  Revenue was $3.59 million, an increase of 331% over the same period last year
  Net income was $1.02 million, compared to a net loss of $1.49 million over the same period last year
  Adjusted EBITDA was $1.26 million, compared to a negative $1.38 million over the same period last year

Recent Operational Highlights:

  Net sales of Forfivo XL continued to grow in the third quarter 2015 by 16% compared to the second quarter of 2015, with net sales at $2.5 million ($4.7 million gross). For the past nine months, net sales of Forfivo XL® totaled $6.3 million ($12 million gross), an increase of 117% compared to the nine month period in 2014
  IntelGenx state-of-the-art manufacturing and laboratory facilities soon to be completed with new corporate offices now fully operational

“Our record results this quarter clearly demonstrate the strong execution of our strategy to become one of the leading drug delivery companies globally,” commented Dr. Horst G. Zerbe, President and CEO of IntelGenx. “We are pleased with the continued sales growth of Forfivo XL as it generates revenue for the Company which is invested back into building our strong pipeline for long-term future growth. With our state-of-the-art manufacturing and laboratory facilities soon to be completed, this will give the Company many competitive advantages including offering full service to our customers and most importantly mitigate risks of our competitors gaining knowledge of our superior technology in the oral thin films business.”

Financial Results:

Total revenues for the three month period ended September 30, 2015 amounted to $2.38 million, representing an increase of $1.9 million or 427% compared to $0.45 million for the three month period ended September 30, 2014. Total revenues for the nine month period ended September 30, 2015 amounted to $3.59 million representing an increase of $2.75 million or 331% compared to $0.83 million for the nine month period ended September 30, 2014. The increases for the three month and nine month periods ended September 30, 2015 compared to the last year’s corresponding periods are mainly attributable to the one-time milestone payment of $3 million from IntelGenx’ licensing partner Edgemont triggered by Edgemont reaching in July 2015, $7 million of cumulative net trade sales of Forfivo XL® over the preceding 12 months. From that $3 million milestone payment, $1 million was received in the current quarter and the $2 million balance will be received in Q1 2016. Nevertheless, 2/6 of the $2 million was recognized as revenue in the quarter ended September 30, 2015.

Operating costs and expenses were $1.03 million for the third quarter of 2015 compared to $0.9 million in the comparable period of 2014. Operating costs and expenses were $2.49 million for the first nine months of 2015, versus $2.35 million for the corresponding period of 2014.

IntelGenx recorded operating income of $1.35 million for the three month period ended September 30, 2015 compared to an operating loss of $0.44 million for the three month period ended September 30, 2014. For the first nine months of 2015, the Company generated operating income of $1.10 million compared to an operating loss of $1.51 million for the comparable period of 2014.

The Company generated net income of $1.35 million or $0.02 on a basic and diluted per share basis for the three month period ended September 30, 2015 compared to a net loss of $0.43 million or ($0.01) on a basic and diluted per share basis for the three month period ended September 30, 2014. Net income was $1.02 million or $0.01 on a basic and diluted per share basis for the first nine months of 2015 compared to a net loss of $1.49 million or ($0.03) on a basic and diluted per share basis for the first nine months of 2014.

“We continue to focus on managing our costs in an effort of keeping our strong financial discipline and we are highly confident that we will achieve EBITDA positive for the entire year,” said Mr. Andre Godin, Executive Vice-President and CFO of IntelGenx. “We are making a concerted effort of building a stronger capital market presence for IntelGenx with the key goal of increasing long-term shareholder value.”

Cash on hand as at September 30, 2015 was $2.26 million, representing a decrease of $2.13 million compared with the balance of $4.39 million as at December 31, 2014. The decrease in cash relates primarily to the investments made into our state-of-the-art manufacturing facilities.

Conference Call Notice:

IntelGenx will host a conference call to discuss its third quarter results on Wednesday, November 4, 2015 at 9:00 a.m. EST. The dial-in number for the conference call is 1-866-393-4306 (Canada and United States) or (734) 385-2616 (International), conference ID 66937976. The call will be audio-cast live and archived for twelve months at www.intelgenx.com.

About IntelGenx:

IntelGenx is a leading drug delivery company focused on the development of innovative products based on its proprietary oral drug delivery technologies.

Established in 2003, the Montreal-based company, listed on the TSX-V and OTC-QX, develops innovative oral drug delivery solutions based on its proprietary platform technologies, VersaFilmTM, VersaTabTM and AdVersaTM.

IntelGenx has developed a broad and diverse product portfolio addressing unmet market needs and offering lifecycle management opportunities. FORFIVO XLTM, launched in 2012, is the first and only FDA approved once-daily bupropion HCI 450mg dose in a single tablet for the treatment of major depressive disorder.

IntelGenx highly skilled team provides comprehensive pharmaceuticals services to pharmaceutical partners, including R&D, clinical monitoring, IP protection, analytical method development and regulatory services. IntelGenx state-of-the art manufacturing facility, established for the VersaFilmTM technology platform, supports lab-scale to pilot- and commercial-scale production, offering full service capabilities to our clients. More information is available about the company at: www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2014, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release.

Source: IntelGenx Technologies Corp.

For more information, please contact:

Edward Miller
Director, Investor Relations
IntelGenx Corp.
T: +1 514-331-7440 (ext. 217)
edward@intelgenx.com